                                                                     EXHIBIT 3.9


                         CERTIFICATE OF INCORPORATION

                                      OF

                            MS GAS RESOURCES, INC.

                                   * * * * *


          FIRST:    The name of the Corporation is MS Gas Resources, Inc.
          -----

          SECOND:   The address of its registered office in the State of
          ------
Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:    The purpose of the Corporation is to engage in any lawful
          -----
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

          FOURTH:   The total number of shares of stock which the Corporation
          ------
shall have authority to issue is 100, and the par value of each such share is $1.00, amounting in the aggregate to $100.

          FIFTH:    The name and mailing address of the incorporator are:
          -----

          Name                               Mailing Address
          ----                               ---------------

     Thomas M. Yang                     1 Chase Manhattan Plaza
                                        New York, New York 10005

The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

          SIXTH:    The names and mailing addresses of the persons who are to
          -----
serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

             Name                      Mailing Address
             ----                      ---------------

       Frank V. Sica               1251 Avenue of the Americas
                                   New York, New York 10022

       Howard I. Hoffen            1251 Avenue of the Americas
                                   New York, New York 10022

          SEVENTH:  The Board of Directors shall have the power to adopt, amend
          -------
or repeal the bylaws of the Corporation.

          EIGHTH:   Election of directors need not be by written ballot unless
          ------
the bylaws of the Corporation so provide.

          NINTH:    (1) A director of the Corporation shall not be liable to the
          -----
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

          (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

          (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

          (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

          (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

          TENTH:  The Corporation reserves the right to amend this Certificate
          -----
of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

          IN WITNESS WHEREOF, I have hereunto signed my name this 4th day of March, 1992.

                                                  /s/ Thomas M. Yang
                                                  ------------------------------
                                                       Thomas M. Yang

                                                                  PAGE ??

                               State of Delaware

                       Office of the Secretary of State

                       ________________________________

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER OF "MOUNTAIN GAS RESOURCES, INC." MERGING WITH AND INTO "MS GAS RESOURCES, INC." UNDER THE NAME OF "MOUNTAIN GAS RESOURCES, INC." AS RECEIVED AND FILED IN THIS OFFICE THE SIXTEENTH DAY OF JULY, A.D. 1992, AT 11:15 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE APPROPRIATE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * * * *




                                [SEAL]   /s/ William T. Quillen
                                         ---------------------------------------
                                         William T. Quillen, Secretary of State

                                         AUTHENTICATION:  *3992796

                                                   DATE:  07/27/1993

                             CERTIFICATE OF MERGER

                                      OF

                         MOUNTAIN GAS RESOURCES, INC.

                                 WITH AND INTO

                            MS GAS RESOURCES, INC.

                          (Pursuant to Section 251 of
             the General Corporation Law of the State of Delaware)

                                   * * * * *


                   The undersigned does hereby certify that:

                   FIRST:  The name and state of incorporation of each of the
                   -----
constituent corporations is as follows:

                   Name                   State of Incorporation
                   ----                   ----------------------

     Mountain Gas Resources. Inc.              Delaware
     MS Gas Resources, Inc.                    Delaware


                   SECOND: An Agreement and Plan of Merger (the "Agreement")
                   ------
dated June 11, 1992, as amended by Amendment No. 1 dated July 16, 1992, among Presidio Exploration, Inc., a Colorado corporation, Mountain Gas Resources, Inc. and MS Gas Resources, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:   The surviving corporation is MS Gas Resources, Inc. The name
          -----
of the surviving corporation will be changed to "Mountain Gas Resources, Inc."

          FOURTH:  The certificate of incorporation of the surviving corporation
          ------
shall be amended as set forth in Exhibit A attached hereto.

          FIFTH:   The executed Agreement is on file at the principal place of
          -----
business of the surviving corporation at 5613 DTC Parkway, Suite 800, Englewood, Colorado 80111-3065.

          SIXTH:   A copy of the Agreement will be furnished by the surviving
          -----
corporation, on request and without cost, to any stockholder of any constituent corporation.


          SEVENTH: This Certificate of Merger shall be effective when this
          -------
Certificate of Merger is filed with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed by its authorized officers.


Dated:  July 16, 1992

                                                 MS GAS RESOURCES, INC.


                                                 By /s/ Frank V. Sica
                                                   -----------------------
                                                        Frank V. Sica
                                                        President


Attest:

/s/ Richard S. Rosenthal
----------------------------------
Richard S. Rosenthal
Secretary

                                                                       Exhibit A
                                                                       ---------


                         CERTIFICATE OF INCORPORATION

                                      OF

                         MOUNTAIN GAS RESOURCES, INC.


                                   * * * * *



          FIRST:   The name of the Corporation is Mountain Gas Resources, Inc.
          -----

          SECOND:  The address of its registered office in the State of Delaware
          ------
is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


          THIRD:   The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").


          FOURTH:  (1) The total number of shares of stock which the Corporation
          ------
shall have authority to issue is 3,500,000, consisting of 2,500,000 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock. The par value of Class A and Class B Common Stock is $0.01 per share.

          (2) As used in this Certificate of Incorporation, the following terms shall have the following meanings:

          "A Shareholder" means a holder of Class A Shares.

          "B Shareholder" means a holder of Class B Shares.

          "Class A Share" means a share of the Class A Common Stock, par value $0.01 per share, of the Corporation.

          "Class B Share" means a share of the Class B Common Stock, par value $0.01 per share, of the Corporation.

          "Conversion Consideration" has the meaning set forth in the Shareholders Agreement.

          "Conversion Date" has the meaning set forth in the Shareholders Agreement.

          "Person" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


          "Shareholders Agreement" means the Shareholders Agreement dated as of July 16, 1992 among Presidio Exploration, Inc., The Morgan Stanley Leveraged Equity Fund, II, L.P., certain other shareholders and the Corporation.

          "Shares" means the Class A Shares and the Class B Shares.

          "Transfer" means, with respect to any Class A Shares or Class B Shares, the sale, assignment, granting of a participation in, pledge, disposition or other transfer, directly or indirectly, of such Shares.

       (3)(a) The Class B Shares shall have no voting powers on any matter except as required by Delaware Law and shall not be entitled to any distributions or dividends except as otherwise provided in the Shareholders Agreement.

          (b) The B Shareholder may not offer or Transfer its Class B Shares to any Person except as otherwise provided in the Shareholders Agreement.

          (c) The Class B Shares automatically will be converted into the Conversion Consideration on the Conversion Date in accordance with the Shareholders Agreement and be cancelled thereafter.

          FIFTH:  The Board of Directors shall have the power to adopt, amend or
          -----
repeal the bylaws of the Corporation.

          SIXTH:  Election of directors need not be by written ballot unless the
          -----
bylaws of the Corporation so provide.


          SEVENTH:  (1) Until the Conversion Date, the directors shall be
          -------
divided into two classes, designated Class A and Class B. The Class A directors shall be elected by the A Shareholders and shall consist of not less than one nor more than nine directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of the Class A directors then in office. The Class B directors shall consist of two directors elected by the B Shareholders. On the Conversion Date, the terms of the Class B directors will cease.

          (2) The Class A directors shall each have one vote on all matter coming before the Board of Directors.

          (3) The Class B directors shall each have one vote on any matter coming before the Board of Directors, provided that such Class B directors shall
                                      --------
not be entitled to vote on any resolution to:

          (a) amend this Certificate of Incorporation;

          (b) adopt an agreement of merger or consolidation under Sections 251 or 252 of Delaware Law;

          (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

          (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

          (e) amend the Bylaws of the Corporation;

          (f) authorize the creation and define the powers and authority of any committee of the directors of the Corporation;

          (g) designate, appoint or elect any director to serve on any committee of the directors of the Corporation; or

          (h) take any other action that, under Delaware Law, cannot be delegated by the Board of Directors to a committee of directors.

          (4) The Board of Directors shall have an executive committee and such other committees as may be established from time to time by the Board of Directors. The executive committee shall manage the business and affairs of the Corporation to the fullest extent permitted by Delaware Law and shall have the authority to declare any dividend or distribution, authorize the issuance of stock and adopt a certificate of ownership and merger pursuant to Section 253 of Delaware Law.


          EIGHTH:  (1) A director of the Corporation shall not be liable to the
          ------
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

          (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, except in any action, suit or proceeding in which the Corporation is the opposing party to such person, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall also include the right to be paid by the Corporation the expenses incurred in connection with defending any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right.

          (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees, consultants and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

          (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, consultant or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

          (4) The rights and authority conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          (5) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

          NINTH:  The Corporation reserves the right to amend this Certificate
          -----
of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

          TENTH:  The name and mailing address of the incorporator are:
          -----

          Name                          Mailing Address
          ----                          ---------------

     Thomas M. Yang                1 Chase Manhattan Plaza
                                   New York, New York 10005

                         CERTIFICATE OF INCORPORATION
                                      OF
                         MOUNTAIN GAS RESOURCES, INC.


     FIRST:    The name of the corporation is Mountain Gas Resources, Inc.

     SECOND:   The address of its registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The nature of business or purposes to be conducted or promoted is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of all classes of stock which the corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock of the par value of One Cent ($.01) per share.

     FIFTH:    The corporation is to have perpetual existence.

     SIXTH:    The name of the incorporator is Presidio Exploration, Inc., a
Colorado corporation, and its mailing address is 5613 DTC Parkway, Suite 750, Englewood, Colorado 80111-3065.

     SEVENTH: The names and the mailing addresses of the directors who shall serve until the first annual meeting of stockholders or until their successors are elected and qualified, are as follows:

           Name                                 Address
           ----                                 -------

George P. Giard, Jr.                    667 Madison Avenue, 16th Floor
                                        New York, New York 10021

Grant E. Thayer                         5613 DTC Parkway, Suite 750
                                        Englewood, Colorado 80111-3065

Robert L. Smith                         5613 DTC Parkway, Suite 750
                                        Englewood, Colorado 80111-3065

Greg W. Sales                           5613 DTC Parkway, Suite 750
                                        Englewood, Colorado 80111-3065

     The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

     EIGHTH:   No contract or other transaction of the corporation with any other persons, firm or corporation, or in which the corporation is interested, shall be affected or invalidated by (i) the fact that any one or more of the stockholders, directors or officers of the corporation is interested in or is a director or officer of such other firm or corporation; or (ii) the fact that any stockholder, director or officer of the corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction. Each person who may become a stockholder, director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be interested in any way.

     NINTH:    The corporation reserves the right, subject to any express provisions or restrictions contained in the certificate of incorporation or the bylaws of the corporation from time to time, to amend, alter, change or repeal this certificate of incorporation or any provisions thereof in any manner now or hereafter provided by statute, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the certificate of incorporation or any amendment thereof are subject to this reservation.

     TENTH:    In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

     ELEVENTH: A. Elimination of Certain Liability of Directors. A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware: or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the corporation is not personally liable as set forth in the preceding sentence, a director shall not be liable to the fullest extent permitted by any amendment to the General Corporation Law of the State of Delaware hereafter enacted that further limits the liability of a director.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation with respect to any matter occurring or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise prior to the time of such repeal or modification.

     B.   Indemnification and Insurance.

          (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom her or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment. only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees and costs, judgments, fines, ERISA excise taxes, punitive damages or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only of such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section B shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payments of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this section B or otherwise. The corporation may, by action of its Board of Directors, provide, indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (2) Right of Claimant to Bring Suit. If a claim under paragraph (1) of this section B is not paid in full by the Corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other that an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (4) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring that this is the act and deed of Presidio Exploration, Inc. and that the facts herein stated are true, and accordingly has hereunto caused a duly authorized officer of Presidio Exploration, Inc., to set forth his signature this 31st day of October, 1991.

                                             PRESIDIO EXPLORATION, INC.
                                             Incorporator



                                             By:   /s/ Grant E. Thayer
                                                --------------------------------
                                                Grant E. Thayer
                                                President


STATE OF COLORADO  )
                   )ss.
COUNTY OF ARAPAHOE )

     BEFORE ME, a notary public in and for the State of Colorado, on the 31st day of October, 1991, personally appeared Grant E. Thayer, known to me to be the President of Presidio Exploration, Inc. and the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared that the statements therein contained are true and correct.

                                             /s/ Kathleen D. Leusche
                                             -----------------------------------
My commission expires:                       Notary Public


[SEAL]